SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         NATIONSLINK FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   56-1950039
                     (I.R.S. employer identification number)


                          NationsBank Corporate Center
                         Charlotte, North Carolina 28255
                                 (704) 386-2400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                                John T. McCarthy
                         NationsLink Funding Corporation
                   NationsBank Corporate Center, NC1-007-11-07
                         Charlotte, North Carolina 28255
                                 (704) 388-1770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

Robert W. Long, Jr., Esq.                          Karsten P. Giesecke, Esq.
Assistant General Counsel                          Cadwalader, Wickersham & Taft
NationsBank Corporation                            100 Maiden Lane
NationsBank Corporate Center, NC1-007-20-01        New York, New York  10038
Charlotte, North Carolina  28255

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------- --------------------- -------------- --------------------- ------------------
                                                                Proposed       Proposed Maximum
                                                                 Maximum      Aggregate Offering
                                                                Offering            Price              Amount of
      Title of Securities Being             Amount to be          Price                              Registration
            Registered (1)                   Registered         Per Unit                                  Fee
--------------------------------------- --------------------- -------------- --------------------- ------------------
Mortgage Pass-Through Certificates         $2,000,000,000.00      100%        $2,000,000,000.00     $590,000.00(2)
--------------------------------------- --------------------- -------------- --------------------- ------------------


     (1) This registration statement and the registration fee pertain to the initial offering of the Mortgage Pass-Through Certificates registered hereunder by the registrant and to offers and sales relating to market-making transactions by NationsBanc Montgomery Securities, Inc., an affiliate of the registrant. The amount of Mortgage Pass-Through Certificates that may be initially offered hereunder and the registration fee shall not be affected by any offers and sales relating to any such market-making transactions.

     (2) $590,000 previously paid with initial filing on December 31, 1997.

     Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 33-80625).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file and further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution (Item 14 of Form S-3)


     The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below.


         Filing Fee for Registration Statement.......  $590,000.00
         Legal Fees and Expenses.....................   200,000.00
         Accounting Fees and Expenses................    80,000.00
         Trustee's Fees and Expenses
                  (including counsel fees)...........    40,000.00
          Blue Sky Fees and Expenses.................     6,000.00
          Printing and Engraving Fees................    40,000.00
          Rating Agency Fees.........................   100,000.00
          Miscellaneous..............................    12,000.00
                                                     -------------

          Total   ...................................$1,068,000.00
                                                     =============



Indemnification of Directors and Officers (Item 15 of Form S-3).


     The Pooling and Servicing Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements and related Certificates other than such expenses related to particular Mortgage Assets.

     Any underwriters who execute an Underwriting Agreement in the form filed as
Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee of agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections
(a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Exhibits (Item 16 of Form S-3).

Exhibits --

1.1- -Form of Underwriting Agreement.*

3.1- -Certificate of Incorporation.*

3.2- -By-Laws.*

4.1- -Form of Pooling and Servicing Agreement.

5.1- -Opinion of Cadwalader, Wickersham & Taft with respect to legality.*

8.1- -Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters (included with Exhibit 5.1).*

23.1- -Consent of Robert W. Long, Jr., Esq.*

23.2- -Consent of Cadwalader, Wickersham & Taft (included with Exhibit 5.1).*

24.1- -Power of Attorney.*

 *  Previously filed.


Undertakings (Item 17 of Form S-3)

A. Undertakings Pursuant to Rule 415.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

B. Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 29th day of January, 1998.


                                    NATIONSLINK FUNDING CORPORATION


                                    By:  /s/  John T.McCarthy
                                         --------------------
                                         John T. McCarthy
                                         Director (President and Chief
                                         Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         SIGNATURE            TITLE                                DATE


 /s/  John T. McCarthy      Director (President and        January 29, 1998
--------------------------
 John T. McCarthy           Chief Executive Officer)


 /s/  Michael D. Malone*    Director                       January 29, 1998
 -------------------------
 Michael D. Malone


 /s/  James E. Naumann*     Director                       January 29, 1998
 -------------------------
 James E. Naumann           (Chief Accounting
                            Officer and Chief
                            Financial Officer)


 *By:    /s/  John T. McCarty
         John T. McCarthy
         Attorney-in-Fact